UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2019

NexTier Oilfield Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3990 Rogerdale Rd.
Houston,	Texas	77042
(Address of principal executive offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, NexTier Oilfield Solutions Inc. (the “Company”) announced that Kenneth Pucheu, previously the Company’s Vice President, Finance, has been appointed Chief Financial Officer of the Company, effective December 16, 2019. Mr. Pucheu replaces Jans Kees van Gaalen, who departed the Company from his role as Executive Vice President and Chief Financial Officer of the Company effective December 13, 2019. Mr. van Gaalen’s separation from the Company is not the result of any issue, concern or disagreement with the Company's accounting, financial reporting or internal control over financial reporting.

Mr. Pucheu, age 42, served as Vice President of Finance at Keane Group Inc. since 2016 and NexTier since October 2019. Prior to joining Keane, Mr. Pucheu held various senior level finance roles at Schlumberger Limited since 2001.

The Company issued a press release today announcing Mr. van Gaalen’s departure and the appointment of Mr. Pucheu as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

In connection with Mr. Pucheu’s appointment as the Company’s Chief Financial Officer, the Compensation Committee of the Board approved an amendment to Mr. Pucheu’s existing employment agreement to provide for the title change and an increase in Mr. Pucheu’s base salary to $375,000 per year. Mr. Pucheu was already eligible under his employment agreement to receive a target short term incentive award equal to 75% of Mr. Pucheu’s base salary and a target long-term incentive award equal programs generally offered by the Company to employees in roles with similar levels of responsibility.

The foregoing summary of the amendments to Mr. Pucheu’s employment agreement is qualified in its entirety by the provisions of his amended and restated employment agreement, which is incorporated by reference to Exhibit 10.1 to this Form 8-K.

In addition to the compensation that Mr. Pucheu will receive as Chief Financial Officer, Mr. Pucheu has entered into the Company’s standard form of indemnification agreement. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on October 31, 2019.

There are no arrangements or understandings between Mr. Pucheu and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company, and Mr. Pucheu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Pucheu does not have a familial relationship with any member of the board of directors or any executive officer of the Company.

In connection with the termination of his employment agreement, Mr. van Gaalen, is entitled to receive the termination payments and equity vesting described in his employment agreement for termination without cause during a “protected period”, which, with respect to certain provisions, will require his entry into a release agreement during the time period specified in his employment agreement.

Item 7.01     Regulation FD Disclosure.

On December 16, 2019, the Company issued a press release announcing Mr. van Gaalen’s departure and the appointment of Mr. Pucheu as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Exhibit 99.1 is furnished pursuant to this Item 7.01, and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits
The following exhibits are being provided as part of this report:

Exhibit No.	Description

10.1	First Amended and Restated Employment Agreement, dated December 16, 2019.
99.1	Press Release dated December 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019	NEXTIER OILFIELD SOLUTIONS INC

	By:	/s/ Kevin McDonald
	Name:	Kevin McDonald
	Title:	Executive Vice President, Chief Administrative Officer & General Counsel